UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 2 to

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 26, 2005

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 609-3330

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a)	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED REPORT OR COMPLETED INTERIM PERIOD

We previously filed a Form 8-K dated January 26, 2005 (as amended on February 9, 2005), which disclosed information concerning how we account for construction costs and related debt associated with model homes which are owned and leased by others to us and that we use to market our communities.  We determined that the costs associated with these models are required to be included as assets on the Company’s balance sheet and that the lease payments need to be recharacterized as interest.  We also subsequently determined that such interest should be capitalized and allocated to cost of sales.  Previously we accounted for costs associated with these models as amounts that should be excluded from our balance sheet and as rent expense.  We further disclosed that previously issued financial statements contained in our Quarterly Reports on Form 10-Q should not be relied upon and would be restated to make the necessary accounting adjustments.

Concurrently herewith, we are filing amended Quarterly Reports on Form 10-Q for the quarters ended June 30, 2004 and September 30, 2004 that are restated to reflect the necessary accounting adjustments.  We have determined that the effect on our quarterly and year-end financial statements for 2003 and the quarter ended March 31, 2004 is immaterial and that those statements can continue to be relied upon.

We are filing this Amendment No. 2 to Form 8-K to provide additional information under Item 4.02(a).  No information in Item 2.02, Item 7.01, Item 8.01 or Item 9.01 in the previous filings is being amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 22, 2005

MERITAGE HOMES CORPORATION

/s/ Larry W. Seay
By:	Larry W. Seay
Chief Financial Officer,
Vice President - Finance and Secretary